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                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, DC. 20549


                                    FORM 8-K


                                 CURRENT REPORT

                       PURSUANT TO SECTION 13 OR 15(d) OF
                      THE SECURITIES EXCHANGE ACT OF 1934

       DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED): AUGUST 12, 1997


                       NORWOOD PROMOTIONAL PRODUCTS, INC.
             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)


                                     TEXAS
                 (STATE OR OTHER JURISDICTION OF INCORPORATION)

         0-21800                                         74-2553074
(COMMISSION FILE NUMBER)                      (IRS EMPLOYER IDENTIFICATION NO.)


                            9311 SAN PEDRO, STE. 900
                            SAN ANTONIO, TEXAS 78216
          (ADDRESS OF PRINCIPAL EXECUTIVE OFFICE, INCLUDING ZIP CODE)


                                 (210) 341-9440
              (REGISTRANT'S TELEPHONE NUMBER, INCLUDING AREA CODE)




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ITEM 5 OTHER EVENTS

On August 12, 1997, Norwood Promotional Products, Inc. (the "Company") announced that it will close the retail division of its Alpha Products Company and that it is holding discussions with interested parties regarding the sale of the Alpha Retail business and related assets ("Alpha Retail"). As a result, the promotional products division of Alpha Products will be relocated to the Company's existing Radio Cap Company division facilities in San Antonio and Pittsburgh. Expenses to dispose of the Alpha Retail operations and valuation adjustments of assets are estimated to be approximately $2.9 million after-tax.

The Company has previously announced the Company's San Antonio corporate office will be closed, with the operations moving to the Austin executive office. In a separate transaction, the Key Industries division (Econoline and California
Line) will be realigned with Barlow Group division which management believes will enable the Company to capitalize on processing capacity and product line restructuring. In connection with these initiatives, the Company estimates incurring a one-time charge of approximately $500,000 after-tax.

The Company has previously announced that the letter of intent and all negotiations related to the acquisition of the Rou bill Group have been terminated. In conjunction with this event, the Company will recognize a charge of approximately $475,000 after-tax, in professional fees and organization costs.

Finally, the Company expects to close a new $125 million Senior Secured Credit Facility arranged through Merrill Lynch & Co. In conjunction with this transaction, the Company will recognize approximately $230,000 after-tax, of unamortized debt financing costs related to the existing credit facility.

For the fourth quarter of 1997, the Company estimates that net income, excluding Alpha Retail, restructuring charges and other one-time charges, will be in the range of $0.25 to $0.30 per share, compared to $0.20 per share for the fourth quarter of 1996. The combined after-tax impact on net income of Alpha Retail, restructuring charges and other one-time charges for the fourth quarter is estimated to be approximately $4.7 million or $0.91 per share.

For fiscal 1997, the Company estimates that net income, excluding Alpha Retail, restructuring charges and other one-time charges, will be in the range of $1.30 to $1.35 per share, compared to $1.01 per share for same period last year. The combined after-tax impact on net income of Alpha Retail, restructuring charges and other one-time charges for 1997 is estimated to be approximately $6.2 million, or $1.13 per share.


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Statements in this report, other than statements of historical information, are forward-looking statements within the meaning of safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Such statements include known and unknown risks which may cause the Company's actual results in future periods to differ materially from expected results. Important factors that could cause the Company's actual results to differ from those contained in forward-looking statements are discussed in greater detail in the Company's Report Form 10-K for the fiscal year ended August 31, 1996 and in other periodic reports filed by the Company with the Securities and Exchange Commission.






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                       Norwood Promotional Products, Inc.

                                    Form 8-K


                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchanged Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.



Date:  August 12, 1997                  By: /s/ J. MAX WAITS
                                           -------------------------------------
                                           J. Max Waits, Secretary and Treasurer